UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): June 11, 2025

UNISYS CORPORATION

(Exact name of registrant as specified in charter)

Delaware	1-8729	38-0387840
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

801 Lakeview Drive, Suite 100
 Blue Bell, Pennsylvania 19422

(Address of principal executive offices)

(215) 986-4011

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01	UIS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

On June 11, 2025, Unisys Corporation (the “Company”) issued a press release to announce that it commenced a tender offer (the “Tender Offer”) to purchase for cash any and all of the Company’s outstanding 6.875% Senior Secured Notes due 2027 (CUSIP Nos. 909214 BV9 and U90921 AF1 and ISIN Nos. US909214BV97 and USU90921AF11) (the “Notes”). The Company is also soliciting consents from holders of the Notes to amend certain provisions of the indenture with respect to the Notes (the “Consent Solicitation”). The Tender Offer and Consent Solicitation is subject to the satisfaction or waiver of various conditions, including the consummation the offering of Senior Secured Notes (as defined below), with net proceeds in an amount that, together with cash on hand, is sufficient to consummate the Tender Offer and Consent Solicitation and other customary conditions. A copy of the press release announcing the Tender Offer and the Consent Solicitation, and which describes the Tender Offer and the Consent Solicitation in greater detail, is hereby incorporated by reference and attached hereto as Exhibit 99.1 to this Current Report.

This announcement does not constitute an offer to sell, or a solicitation of an offer to buy, any security. No offer, solicitation, or sale will be made in any jurisdiction in which such an offer, solicitation or sale would be unlawful.

On June 11, 2025, the Company issued a press release to announce that it intends to offer, subject to market and other conditions, $700.0 million aggregate principal amount of Senior Secured Notes due 2031 (the “Senior Secured Notes”) in a private offering. A copy of the press release is attached hereto as Exhibit 99.2 to this Current Report.

The Senior Secured Notes have not been and will not be registered under the Securities Act of 1933, as amended (the “Securities Act”) or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements of the Securities Act or the securities laws of any other jurisdiction. Accordingly, the Senior Secured Notes are expected to be eligible for resale in the United States only to persons reasonably believed to be qualified institutional buyers and outside the United States to non-U.S. persons in compliance with Regulation S. This announcement shall not constitute an offer to sell or a solicitation of an offer to buy any of these securities nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

The information in this Current Report, including the Exhibits attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information contained herein and in the accompanying Exhibit shall not be incorporated by reference into any registration statement or other document filed with the Securities and Exchange Commission by the Company, whether before or after the date hereof, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

The following exhibits are being furnished herewith:

Exhibit No.	Description
99.1	Press release, dated June 11, 2025, of Unisys Corporation.
99.2	Press release, dated June 11, 2025, of Unisys Corporation.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNISYS CORPORATION

Date: June 11, 2025	By:	/s/ Debra McCann
Debra McCann Executive Vice President and Chief Financial Officer